EXHIBIT 31.1

                                 CERTIFICATIONS

I, Stephen R. Johnson certify that:

1. I have reviewed this annual report on Form 10-QSB of UltraStrip Systems, Inc;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal controls and procedures for financial reporting (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

         a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the issuer is made known to us by others within the Company, particularly during the period in which this report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures and internal controls and procedures for financial reporting as of a date within 90 days prior to the filing of this annual report ("Evaluation Date");

         c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures and internal controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

         a) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether there were any significant changes in internal or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to made significant deficiencies and material weaknesses.


Date:  June 16, 2004                       /s/ Stephen R. Johnson
                                           ----------------------------------
                                           Stephen R. Johnson
                                           President, Chief Executive Officer